UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2016

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2016, Transgenomic, Inc. (“Transgenomic”) received a determination letter (the “Letter”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that Transgenomic has not regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2). As previously reported in Transgenomic’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, Transgenomic received written notice from Nasdaq on February 23, 2016 indicating that, based on the closing bid price of its common stock for the preceding 30 consecutive business days, Transgenomic is not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Transgenomic had a period of 180 calendar days, or until August 22, 2016, to regain compliance with the Minimum Bid Price Requirement. As noted below, Transgenomic has requested a hearing to appeal the Letter and its common stock remains listed on the Nasdaq Capital Market under the symbol “TBIO” at this time.

The Letter also stated that Transgenomic is not eligible for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement because Transgenomic does not meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, which requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Minimum Stockholders’ Equity Requirement”), as set forth in Nasdaq Listing Rule 5550(b)(1). As previously reported in Transgenomic’s Current Report on Form 8-K, as filed with the SEC on April 26, 2016, Transgenomic received written notice from Nasdaq on April 20, 2016 indicating that, based on the stockholders’ equity reported in Transgenomic’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on April 14, 2016, Transgenomic is not in compliance with the Minimum Stockholders’ Equity Requirement. On June 30, 2016, based on the information Transgenomic submitted to Nasdaq, Nasdaq granted Transgenomic the maximum allowable 180 day extension to October 17, 2016 to evidence compliance with the Minimum Stockholders’ Equity Requirement. In addition, the Letter provided that Transgenomic’s common stock would be delisted from the Nasdaq Capital Market at the opening of business on September 2, 2016 unless Transgenomic requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

On August 29 2016, Transgenomic requested a hearing before the Panel to appeal the Letter in accordance with Nasdaq rules and as stated in the letter.  At the hearing, Transgenomic intends to present a plan to regain compliance with both the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement and request that the Panel allow Transgenomic additional time within which to regain compliance.

The hearing will stay any delisting action in connection with the notice and allow the continued listing of Transgenomic’s common stock on The Nasdaq Capital Market until the Panel renders a decision subsequent to the hearing, and Transgenomic’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “TBIO” until such time.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the SEC, including in Transgenomic’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 14, 2016, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 15, 2016. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. For example, there can be no assurance that Transgenomic will meet the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant Transgenomic any relief from delisting as necessary or that Transgenomic will be able to ultimately meet applicable Nasdaq requirements for any such relief. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this Current Report on Form 8-K. All information in this Current Report on Form 8-K is as of the date of this report and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: August 29, 2016	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer